Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into NIPSCO Industries, Inc.'s previously filed Form S-8 Registration Statement No. 33-30621.

/s/  Arthur Andersen LLP

Chicago, Illinois
March 26, 1996